EXHIBIT 99.1

tronc, Inc. Reports Fourth Quarter and Full Year 2017 Results

CHICAGO, March 07, 2018 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced financial results for the fourth quarter and full year ended December 31, 2017.  Please note, the Company’s fiscal year 2017 consisted of 53 weeks with 13 weeks in each of the first three quarters and 14 weeks in the fourth quarter, compared to fiscal year 2016 which consisted of a 52-week year with 13 weeks in each quarter.

Fourth Quarter 2017 and Year-to-Date 2018 Highlights:

  Strong fourth quarter 2017 digital advertising revenue growth of 19% compared to fourth quarter 2016
  Digital only subscribers were 320,000 in fourth quarter 2017, up 100% year-over-year
  Average monthly unique visitors of 79.3 million in fourth quarter 2017, up 40% from fourth quarter 2016
  Entered into a definitive agreement to sell the Los Angeles Times, The San Diego Union-Tribune and various other California properties
  Acquired a majority ownership stake in BestReviews, an online product review company

“The actions we took throughout the year brought solid digital growth along with our continuing commitment to deliver excellence in journalism,” said tronc CEO Justin Dearborn.  “Looking ahead, we remain focused on the consistent execution of our growth strategy.”

Fourth Quarter and Full Year 2017 Results
Fourth quarter 2017 total revenues were $435.0 million, up 2.3% compared to $425.4 million for fourth quarter 2016. Total revenues for the full year 2017 were $1.52 billion, down 5.1% from full year 2016.  Revenue for the fourth quarter 2017 includes $32.6 million attributable to the New York Daily News (NYDN), which was acquired on September 3, 2017, and an additional $24.1 million of revenue relating to the extra week in 2017 generated by our other properties.  Full year 2017 revenues include these amounts as well as an additional $7.6 million generated by the NYDN for the portion of the third quarter 2017 during which we owned it.

Fourth quarter 2017 advertising revenue was down 5.0%, compared to fourth quarter 2016, and decreased 11.7% for full year 2017 on a year-over-year basis.  Digital Advertising showed growth of 18.8% in the fourth quarter 2017 compared to fourth quarter 2016.  Circulation revenue for fourth quarter 2017 was up 17.3%, compared to the same period of 2016, and was up 6.8% for full year 2017 over full year 2016.

Total operating expenses, including depreciation and amortization, for fourth quarter 2017 were $405.7 million, up 5.8%, compared to $383.6 million for fourth quarter of 2016.  The increase was mainly due to the impact of including NYDN and the additional week, partially offset by continued cost reductions.  Full year 2017 total operating expenses of $1.46 billion were down 6.2% compared to $1.55 billion for full year 2016.

Net loss for fourth quarter 2017 was $0.4 million, or $0.01 per share, compared to net income $19.4 million, or $0.53 per share, for fourth quarter of 2016.  Full year 2017 net income was $5.5 million, or $0.16 per share, compared to $6.5 million, or $0.19 per share, for full year 2016.  Adjusted diluted EPS for fourth quarter 2017 was $0.30, compared to $0.88 for fourth quarter 2016.  Full year 2017 adjusted diluted EPS was $1.08, compared to $1.71 for full year 2016.  Fourth quarter and full year 2017 net income was impacted by the introduction of the Tax Cuts and Jobs Act of 2017 in that there was a $10.8 million, one-time reduction in deferred tax assets as a direct result of the federal statutory tax rate declining from 35% to 21%.

Adjusted EBITDA for fourth quarter 2017 was $65.4 million, down 2.1% on a year-over-year basis.  Full year 2017 adjusted EBITDA was $178.8 million, compared to $180.5 million for full year 2016.

Net cash provided by operating activities was $26.2 million for fourth quarter 2017.  Capital expenditures totaled $10.9 million for the quarter.  Debt was reduced by $8.5 million and pension liabilities decreased by $1.8 million during the quarter, compared to third quarter 2017.  Cash balance grew to $189.7 million, which translated into a net debt decrease of $13.0 million in fourth quarter 2017 compared to third quarter 2017.

Segment Results
The Company operates in two segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital only subscriptions, Tribune Content Agency, The Daily Meal and forsalebyowner.com.

troncM
Included in the tables below is segment reporting for troncM and troncX for the fourth quarters of 2017 and 2016.
Fourth quarter 2017 troncM total revenues were nearly flat at $366.0 million, compared to fourth quarter 2016.  Full year 2017 total revenues were $1.29 billion, down 6.6% compared to full year 2016.  Advertising revenue for fourth quarter 2017 declined by 11.2% on a year-over-year basis, which was partially offset by an increase of 15.5% in circulation revenues.  Full year 2017 advertising revenue of $577.4 was down 15.2% compared to full year 2016.

Fourth quarter 2017 operating expenses for troncM increased 4.8% compared to the prior-year quarter, driven primarily by the inclusion of NYDN.  Full year 2017 operating expenses were down 5.3% on a year-over-year basis.  Fourth quarter 2017 income from operations for troncM was $39.8 million or a 29.3% decline from the prior-year quarter.  Income from operations for full year 2017 was $96.1 million, compared to $120.8 million in the prior year period.

troncX
Total revenues for troncX for the fourth quarter of 2017 were $69.8 million, up 15.8% from prior-year quarter, and were $240.0 million for full year 2017, compared to $236.2 million for full year 2016.  Fourth quarter 2017 advertising revenues for troncX increased 18.8%, while content revenues, which includes digital only subscriptions and content syndication, increased by 4.4%.  For the full year 2017, advertising and content revenues were up 0.1% and 8.5%, respectively, on a year-over-year basis.  Fourth quarter 2017 income from operations for troncX was $6.8 million, a decrease of 22.7% from the prior-year period.  Income from operations for full year was $24.8 million, down 2.8% from full year 2016.

Total fourth quarter 2017 average monthly unique visitors were 79.3 million, up 40% from the prior-year quarter.  Digital only subscribers grew to 320,000, up 100% from the prior year and up 21% sequentially.

Notable Activity
Subsequent to the close of full year 2017, the Company announced the following items:

  A definitive agreement to sell the Los Angeles Times, The San Diego Union-Tribune and various other California properties (the Portfolio) to Nant Capital, LLC, a private investment vehicle of Dr. Patrick Soon-Shiong, for $500 million in cash plus the assumption of approximately $90 million in pension liabilities.
  The acquisition of a majority ownership stake in BestReviews, an online product review company based in San Francisco, California, and Reno, Nevada.

2018 Outlook
The company is planning on providing a 2018 outlook on its first quarter 2018 earnings conference call.

Conference Call Details
tronc will host a conference call to discuss the Company’s fourth quarter and full year 2017 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Wednesday, March 7, 2018.  The conference call may be accessed via tronc’s Investor Relations website at investor.tronc.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 1638119.  An archived version of the webcast will also be available for one year on the tronc website.  To access the replay via telephone, available until November 8, 2017, dial 855.859.2056 (404.537.3406 for international callers), conference ID 1638119.

Non-GAAP Financial Information
To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt may vary from that of others in the Company’s industry.  Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us.  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements.  Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; factors impacting the ability to close our recently announced agreement to sell our California properties; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements.  However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking.  Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control.  Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this Annual Report on Form 10-K.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates newsrooms in ten markets with titles including the Chicago Tribune, Los Angeles Times, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press, The Morning Call of Allentown, Pennsylvania, Hartford Courant, and The San Diego Union-Tribune.  Our legacy of brands has earned a combined 105 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com

Source:  tronc, Inc.

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted EBITDA
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS
Non-GAAP Reconciliations – Total Debt to Net Debt

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Year Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016

Operating revenues	$435,020	$425,422	$1,524,018	$1,606,378

Operating expenses	405,651	383,572	1,457,429	1,553,265

Income from operations	29,369	41,850	66,589	53,113

Interest expense, net	(7,056)	(6,587)	(26,481)	(26,703)
Premium on stock buyback	—	—	(6,031)	—
Loss on equity investments, net	(582)	(203)	3,139	(690)
Reorganization items, net	—	(23)	—	(259)
Income before income taxes	21,731	35,037	37,216	25,461
Income tax expense	22,104	15,621	31,681	18,924

Net income (loss)	$(373)	$19,416	$5,535	$6,537

Net income (loss) per common share:
Basic	$(0.01)	$0.53	$0.16	$0.19
Diluted	$(0.01)	$0.53	$0.16	$0.19

Weighted average shares outstanding:
Basic	33,610	36,428	33,996	33,788
Diluted	33,610	36,677	34,285	33,935

The tables below show the segmentation of income and expenses for the three and twelve months ended December 31, 2017 as compared to the three and twelve months ended December 25, 2016.  For the three and twelve months ended December 31, 2017, the three-month period consists of 14 weeks and the twelve-month period consists of 53 weeks.  For the three and twelve months ended December 25, 2016, the three-month period consists of 13 weeks and the twelve-month period consists of 52 weeks.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016
Total revenues	$366,015	$367,463	$69,753	$60,227	$(748)	$(2,268)	$435,020	$425,422
Operating expenses	326,182	311,148	62,916	51,387	16,553	21,037	405,651	383,572
Income (loss) from operations	39,833	56,315	6,837	8,840	(17,301)	(23,305)	29,369	41,850
Depreciation and amortization	5,506	6,170	4,620	3,030	4,574	5,500	14,700	14,700
Adjustments	11,019	1,677	614	561	9,686	8,031	21,319	10,269
Adjusted EBITDA	$56,358	$64,162	$12,071	$12,431	$(3,041)	$(9,774)	$65,388	$66,819

	troncM		troncX		Corporate and Eliminations		Consolidated
	Year Ended		Year Ended		Year Ended		Year Ended
	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016	Dec. 31, 2017	Dec. 25, 2016
Total revenues	$1,287,217	$1,378,028	$239,979	$236,171	$(3,178)	$(7,821)	$1,524,018	$1,606,378
Operating expenses	1,191,072	1,257,265	215,149	210,620	51,208	85,380	1,457,429	1,553,265
Income (loss) from operations	96,145	120,763	24,830	25,551	(54,386)	(93,201)	66,589	53,113
Depreciation and amortization	23,727	23,656	15,560	11,563	17,409	22,280	56,696	57,499
Adjustments	28,740	15,147	4,067	3,978	22,719	50,804	55,526	69,929
Adjusted EBITDA	$148,612	$159,566	$44,457	$41,092	$(14,258)	$(20,117)	$178,811	$180,541

troncM

	Three Months Ended			Year Ended
	December 31, 2017	December 25, 2016	% Change	December 31, 2017	December 25, 2016	% Change
Operating revenues:
Advertising	$166,565	$187,609	(11.2%)	$577,380	$680,842	(15.2%)
Circulation	145,550	126,046	15.5%	508,247	482,877	5.3%
Other	53,900	53,808	0.2%	201,590	214,309	(5.9%)
Total revenues	366,015	367,463	(0.4%)	1,287,217	1,378,028	(6.6%)
Operating expenses	326,182	311,148	4.8%	1,191,072	1,257,265	(5.3%)
Income from operations	39,833	56,315	(29.3%)	96,145	120,763	(20.4%)
Depreciation and amortization	5,506	6,170	(10.8%)	23,727	23,656	0.3%
Adjustments	11,019	1,677	*	28,740	15,147	89.7%
Adjusted EBITDA	$56,358	$64,162	(12.2%)	$148,612	$159,566	(6.9%)

* Represents positive or negative change in excess of 100%

troncX

	Three Months Ended			Year Ended
	December 31, 2017	December 25, 2016	% Change	December 31, 2017	December 25, 2016	% Change
Operating revenues:
Advertising	$56,525	$47,560	18.8%	$194,237	$193,997	0.1%
Content	13,228	12,667	4.4%	45,742	42,174	8.5%
Total revenues	69,753	60,227	15.8%	239,979	236,171	1.6%
Operating expenses	62,916	51,387	22.4%	215,149	210,620	2.2%
Income from operations	6,837	8,840	(22.7%)	24,830	25,551	(2.8%)
Depreciation and amortization	4,620	3,030	52.5%	15,560	11,563	34.6%
Adjustments	614	561	9.4%	4,067	3,978	2.2%
Adjusted EBITDA	$12,071	$12,431	(2.9%)	$44,457	$41,092	8.2%

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	December 31, 2017	December 25, 2016
Assets
Current Assets:
Cash	$189,653	$198,349
Accounts receivable	180,679	195,519
Inventories	10,798	10,950
Prepaid expenses	22,389	12,879
Other	3,186	5,984
Total current assets	406,705	423,681
Net Properties, Plant and Equipment	107,040	67,866
Other Assets
Goodwill	121,907	122,469
Intangible assets, net	125,178	132,161
Software, net	42,793	54,565
Investments and other assets	52,284	88,024
Total other assets	342,162	397,219
Total assets	$855,907	$888,766

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,857	$21,617
Accounts payable	78,365	70,148
Other	157,376	173,122
Total current liabilities	257,598	264,887
Non-Current Liabilities
Long-term debt	331,881	349,128
Other non-current liabilities	197,266	166,870
Total non-current liabilities	529,147	515,998

Equity
Total stockholders' equity	69,162	107,881
Total liabilities and equity	$855,907	$888,766

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended			Year Ended
	December 31, 2017	December 25, 2016	% Change	December 31, 2017	December 25, 2016	% Change

Net income (loss)	$(373)	$19,416	*	$5,535	$6,537	(15.3%)

Income tax expense	22,104	15,621	41.5%	31,681	18,924	67.4%
Interest expense, net	7,056	6,587	7.1%	26,481	26,703	(0.8%)
Premium on stock buyback	—	—	*	6,031	—	*
(Gain) loss on equity investments, net	582	203	*	(3,139)	690	*
Reorganization items, net	—	23	*	—	259	*

Income from operations	29,369	41,850	(29.8%)	66,589	53,113	25.4%

Depreciation and amortization	14,700	14,700	*	56,696	57,499	(1.4%)
Restructuring and transaction costs(1)	14,370	5,796	*	40,897	45,916	(10.9%)
Litigation settlement(2)	3,000	—	*	3,000	—	*
Stock-based compensation	3,949	2,424	62.9%	11,228	8,424	33.3%
Employee voluntary separation program	—	2,049	*	401	15,589	(97.4%)

Adjusted EBITDA	$65,388	$66,819	(2.1%)	$178,811	$180,541	(1.0%)

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance related to the IT outsourcing efforts, charges associated with vacated space and costs related to completed and potential acquisitions.
(2) - Adjustment to litigation settlement reserve.

Adjusted EBITDA and Adjusted EBITDA margin

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA and Adjusted EBITDA margin should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended December 31, 2017			Three Months Ended December 25, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$154,704	$(12,203)	$142,501	$143,940	$(7,340)	$136,600
Newsprint and ink	27,027	(25)	27,002	26,732	—	26,732
Outside services	127,746	(3,621)	124,125	125,745	(2,998)	122,747
Other	81,474	(5,470)	76,004	72,455	69	72,524
Depreciation and amortization	14,700	(14,700)	—	14,700	(14,700)	—

Total operating expenses	$405,651	$(36,019)	$369,632	$383,572	$(24,969)	$358,603

	Year Ended December 31, 2017			Year Ended December 25, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$549,363	$(34,505)	$514,858	$597,293	$(43,503)	$553,790
Newsprint and ink	94,340	(25)	94,315	103,906	—	103,906
Outside services	468,044	(10,743)	457,301	494,478	(16,785)	477,693
Other	288,986	(10,253)	278,733	300,089	(9,641)	290,448
Depreciation and amortization	56,696	(56,696)	—	57,499	(57,499)	—

Total operating expenses	$1,457,429	$(112,222)	$1,345,207	$1,553,265	$(127,428)	$1,425,837

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation and expenses relating to The San Diego Union-Tribune.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	December 31, 2017		December 25, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$(373)	$(0.01)	$19,416	$0.53

Pre-spin tax adjustment from TCO	—	—	7,063	0.19
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	10,375	0.31	4,185	0.11
Employee voluntary separation program	—	—	1,479	0.04

Adjusted net income - Non-GAAP	$10,002	$0.30	$32,143	$0.88

	Year Ended
	December 31, 2017		December 25, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income - GAAP	$5,535	$0.16	$6,537	$0.19

Premium on stock buyback	6,031	0.18	—	—
Pre-spin tax adjustment from TCO	—	—	7,063	0.21
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	29,528	0.86	33,151	0.98
Gain on sale of investments	(4,357)	(0.13)	—	—
Employee voluntary separation program	290	0.01	11,255	0.33

Adjusted net income - Non-GAAP	$37,027	$1.08	$58,006	$1.71

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and pre-spin allocated tax adjustments from Tribune Media Company ("TCO").

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Debt to Net Debt:

	As of
	December 31, 2017	December 25, 2016	% Change

Current portion of long-term debt	$21,857	$21,617	1.1%
Long-term debt	331,881	349,128	(4.9%)
Total debt	353,738	370,745	(4.6%)
Less: Cash	189,653	198,349	(4.4%)
Net debt	$164,085	$172,396	(4.8%)

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.